EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration
Statement (Form S-8) pertaining to the 1999 Stock Plan of E.piphany, Inc. of our report dated January 17, 2003, with respect to the consolidated financial statements of E.piphany, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

San Francisco, California
May 21, 2003